FOR IMMEDIATE RELEASE

Contacts:

Bob Okunski
SunPower Corporation
408-240-5447

Manny Hernandez
SunPower Corporation
408-240-5560

SunPower Reports Record Second-Quarter 2008 Results

Company Raises FY 2008 and FY 2009 Guidance

•	Generated second quarter 2008 revenue of $382.8 million, up 120% year-on-year
•	Achieved $0.34 GAAP net income per share, $0.61 non-GAAP
•	Announced agreement with Florida Power & Light in July for two projects totaling 35 megawatts
•	Began site preparation for a 1 gigawatt solar cell fab in Malaysia
•	On track with 50% cost reduction plan, Q2 reductions in cell, module, materials and systems costs
•	More than 300 dealers worldwide serving the residential and small-commercial rooftop market
•	Announced world-record 23.4% efficient, full-scale prototype Gen 3 solar cell
•	Announced the appointment of Marty Neese as chief operating officer

SAN JOSE, Calif., July 17, 2008 – SunPower Corporation (NASDAQ: SPWR) today announced financial results for the second quarter 2008, which ended June 29, 2008.  This press release contains both GAAP and non-GAAP financial information.  Non-GAAP figures are reconciled to the closest GAAP equivalent figures on the final page of this press release.  Please note that the company has posted additional, supplemental information related to its second quarter 2008 performance on the Events and Presentations section of the Investor Relations page on the SunPower website at www.sunpowercorp.com.

Revenue for the 2008 second quarter was $382.8 million, up 40% from prior-quarter revenue of $273.7 million and up 120% from year-ago second-quarter revenue of $173.8 million.  The Components and Systems segments accounted for 29% and 71% of second quarter revenue, respectively.

For reporting purposes, the Systems segment generally represents products and services sold directly to the system owner.  Additionally, both SunPower and third-party solar panels sold through the Systems segment channels are recorded as Systems segment revenue. The Components segment primarily represents products sold to installers and resellers.

On a GAAP basis, for the 2008 second quarter, SunPower reported gross margin of 24.3%, total operating income of $45.0 million and diluted net income per share of $0.34.  These figures include non-cash operating expenses for amortization of purchase accounting intangible assets of $4.0 million and non-cash, stock-based compensation of $18.6 million.

On a non-GAAP basis, adjusted to exclude non-cash charges for amortization of intangible assets and stock-based compensation, SunPower reported total gross margin of 26.4%, operating income of $67.6 million and diluted net income per share of $0.61.  This compares with prior-quarter non-GAAP gross margin of 24.0%, total operating income of $39.1 million and $0.39 diluted net income per share.  Overall gross margin rose sequentially benefitting from a 630 basis point improvement in the Components segment.  Components gross margin rose to 31.7% due to lower silicon costs, higher volume and stable to slightly higher average selling prices.  Additionally, the systems segment posted a gross margin of 24.2% reflecting a higher percentage of SunPower panels and cost reduction in field construction.  Looking forward to the third and fourth quarter, the company expects continued improvement in company gross margin.

“In 2008, SunPower has achieved the geographic and market segment diversity that provides us with tremendous flexibility to respond to new opportunities and minimize risk, such as the uncertainty our industry currently faces in the U.S. and Spanish markets,” said Tom Werner, SunPower’s CEO.  “We have built the infrastructure to deliver our high-efficiency solar technology to customers on four continents from residential rooftops to large-scale utility systems.  With our Gen 2 cell lines ramping and further expansion of our manufacturing capabilities, we are beginning to tap unserved demand for our high-efficiency solar systems in Korea, Japan, Australia, Germany, Italy, and neighboring areas in Europe. The overall global business environment remains very favorable as we continue to execute on our long-term strategy focused on brand, technology, cost and people.  We are well-positioned for success entering the second half of the year.

“In the second quarter, SunPower benefitted from strong customer demand across multiple geographies including our Systems business segment.  In addition to our power plant installations in Spain, we saw the dedication of a 1.4 megawatt project in Korea as well as the announcement of our framework agreement with Enfinity Management SPRL to supply 25 megawatts of projects in Italy by the end of 2009.  Demonstrating SunPower’s ability to offer solar at utility-scale, we announced an agreement with Florida Power & Light (FPL) for the largest photovoltaic power plant in the United States.  Our agreements with FPL include both a 25 megawatt plant in DeSoto County, Fla., as well as a 10 megawatt plant at the Kennedy Space Center.  Our power plant customers value SunPower’s delivery of the highest-efficiency solar panels, high-energy collection systems technology, a decade of large-scale systems deployment experience, and a low levelized cost of energy (LCOE).

“In our Components business segment, we continued to see strong demand worldwide.  We more than doubled the number of our European dealers and further grew our dealer base in the United States.  SunPower now has more than 300 dealers worldwide serving the residential and small-commercial rooftop market.  Our multi-channel approach, vertically integrated business model and diversified customer base gives us a competitive advantage and will enable us to capitalize on the further adoption of solar as an alternative to conventional electricity generation.

“SunPower continued to extend its technology lead during the quarter as we announced our world-record, 23.4 percent efficiency, prototype Generation 3 solar cell.  This technology, expected to be in production in approximately two years, is a key element in our roadmap to reduce total systems costs to compete with wholesale and retail electric rates by 2012.  Also, in order to meet expected future demand and scale economies to reach our cost reduction goals, SunPower announced plans to build its third solar cell manufacturing facility in Malaysia which, when completed, will have a nameplate capacity in excess of 1 gigawatt.

“Our cost reduction plans are on target for silicon procurement as well.  We saw our silicon unit costs materially decline in the second quarter as we started to realize the benefit of our portfolio approach to silicon supply,” continued Werner.  “With all of our silicon suppliers delivering according to contract, we expect our silicon supply costs to continue to decline and remain fully contracted for our silicon needs through 2010.  Per plan, SunPower also benefitted from reductions in cell manufacturing and module costs, improved materials sourcing and more efficient project management including the deployment of our next-generation SunPower® T20 Tracker at our power plant projects in Spain.

“With the decline in our silicon costs, further improvements in our manufacturing efficiency and continued progress in reducing downstream installation costs, we remain on track to achieve our target financial model of 30% gross margin, 10% operating expenses and 20% operating margin, on a non-GAAP basis, no later than the first quarter of 2009.  We are also on track to realize our mission of reducing installed systems cost by 50% from 2006 to 2012.

“Based on the strong demand trends in both existing and emerging markets and continued progress on our 50 percent reduction in installed system costs, we are raising our guidance for the fiscal year 2008 and expect the following non-GAAP results:  Total revenue of $1.39 billion to $1.44 billion and diluted net income per share of $2.26 to $2.36.  We also expect our 2009 total revenue to be in of the range of $2.0 billion to $2.1 billion, production capacity of 450+ megawatts and non-GAAP diluted net income per share of at least $3.50. Consistent with our practice of offering guidance for the current quarter, we expect third quarter 2008 non-GAAP total revenue of $340 million to $355 million, company non-GAAP gross margin of 26.5% to 27.5% and non-GAAP diluted net income per share of $0.53 to $0.57.1

“On a business segment basis, we expect the following non-GAAP results for the third quarter 2008: Components segment revenue of $155 million to $160 million, and gross margin of 33.5% to 34.5%; Systems segment revenue of $185 million to $195 million and gross margin of 21.5% to 22%.  We expect the Components segment to benefit from the continued manufacturing ramp of our next-generation technology and lower silicon cost and the Systems segment to reflect a combination of changes in project and regional mix.2

“For the fourth quarter of 2008, we expect non-GAAP total revenue of $395 million to $425 million, reflecting an anticipated increase in both our Components and Systems segment revenue, company non-GAAP gross margin of 29% to 30%, in line with the company’s long-term model, and non-GAAP diluted net income per share of $0.73 to $0.80.  For the fourth quarter 2008, we expect Components segment revenue of $200 million to $210 million, and gross margin of 35% to 36% and Systems segment revenue of $195 million to $215 million and gross margin of 23% to 23.5%,” concluded Werner.3

About SunPower
SunPower Corporation (Nasdaq: SPWR) designs, manufactures and delivers high-performance solar-electric systems worldwide for residential, commercial and utility-scale power plant customers.  SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe and Asia. For more information, visit www.sunpowercorp.com.  SunPower is a majority-owned subsidiary of Cypress Semiconductor Corp. (NYSE: CY).

1 For the full year 2008, we expect the following total company GAAP results: Revenue of $1.39 billion to $1.44 billion and diluted net income per share of $1.16 to $1.26. For the full year 2009, we expect the following total company GAAP results: Revenue of $2.0 billion to $2.1 billion and diluted net income per share of at least $2.36. For the third quarter of 2008, we expect the following total company GAAP results: Revenue of $340 million to $355 million; gross margin of approximately 24.0 percent to 25.0 percent and diluted net income per share of $0.26 to $0.30.

2 For the third quarter of 2008, we expect the Components business segment to generate GAAP revenue of $155 million to $160 million and gross margin of approximately 30.2 percent to 31.2 percent and the Systems business segment to generate GAAP revenue of $185 million to $195 million and gross margin of approximately 19.3 percent to 19.8 percent.

3 For the fourth quarter of 2008, we expect the following total company GAAP results: Revenue of $395 million to $425 million; gross margin of approximately 26.2 percent to 27.2 percent and diluted net income per share of $0.40 to $0.47. For the fourth quarter of 2008, we expect the Components business segment to generate GAAP revenue of $200 million to $210 million and gross margin of approximately 31.8 percent to 32.8 percent and the Systems business segment to generate GAAP revenue of $195 million to $215 million and gross margin of approximately 20.7 percent to 21.2 percent.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are statements that do not represent historical facts. The company uses words and phrases such as “guidance,” “looking forward,” “expects,” flexibility,” “further,” “to supply,” “to compete,” “will,” “expected,” “roadmap,” “plans,” “continue,” “to achieve,” “trends,” “to benefit,” “to reflect,” “anticipated,” and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, the company's plans and expectations regarding:  (a) continued improvement in overall gross margin; (b) flexibility to respond to new opportunities and minimize risk such as the uncertainty our industry currently faces in the U.S. and Spanish markets; (c) further expansion of our manufacturing capabilities; (d) unserved demand for our high-efficiency solar systems in Korea, Japan, Australia, Germany, Italy and neighboring areas in Europe; (e) the company’s future supply of 25 megawatts of projects in Italy by the end of 2009 under its framework agreement with Enfinity Management SPRL; (f) agreements with Florida Power and Light to build photovoltaic power plants in DeSoto County and at the Kennedy Space Center; (g) the company’s capitalizing on the further adoption of solar as an alternative to traditional electricity generation; (h) Generation 3 solar cell technology being in production in approximately two years, (i) reducing total system costs by 50% from 2006 to 2012 to compete with wholesale and retail electric rates;(j) future demand; (k) building the third solar cell manufacturing facility in Malaysia which, when completed, will have a nameplate capacity in excess of 1 gigawatt; (l) silicon supply costs continuing to decline; (m) remaining fully contracted for our silicon needs through 2010; (n) achieving target financial model of 30% gross margin, 10% operating expenses and 20% operating margin, on a non-GAAP basis, no later than the first quarter of 2009; (o) demand trends; (p) the company achieving certain GAAP and non-GAAP results, including (1) total revenue and diluted net income per share for fiscal year 2008 and 2009, (2) total revenue, gross margin, and diluted net income per share for the third quarter of fiscal year 2008, (3) Components segment and Systems segment revenue and gross margin for the third quarter of fiscal year 2008, (4) total revenue, gross margin, and diluted net income per share for the fourth quarter of fiscal year 2008, and (5) Components segment and Systems segment revenue and gross margin for the fourth quarter of fiscal year 2008; and (q) production capacity of 450+ megawatts for 2009.  These forward-looking statements are based on information available to the company as of the date of this release and management’s current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include:  (i) the company’s ability to obtain an adequate supply of polysilicon, ingots and wafers to manufacture its products and the price it pays for such materials; (ii) business and economic conditions and growth trends in the solar power industry; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) the continued availability of third-party financing arrangements for the company’s customers; (v) construction difficulties or potential delays in the project implementation process; (vi) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals; (vii) the risk of continuation of supply of products and components from suppliers; (viii) unanticipated problems with deploying the system on the sites; (ix) the company’s ability to ramp new production lines and realize expected manufacturing efficiencies; (x) unforeseen manufacturing equipment delays at the company’s fabrication facilities and panel factories; (xi) the company’s ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (xii) production difficulties that could arise; (xiii) the success of the company’s ongoing research and development efforts; (xiv) the company’s ability to compete with other companies and competing technologies;

(xv) the potential renegotiation of or non-performance by parties to the company’s supply and customer contracts; (xvi) the price and availability of third-party cells and solar panels; (xvii) liquidated damages or customer refunds for late installations arising on large scale solar projects (xviii) unanticipated changes in the mix of balance of systems sales; and (xix) other risks described in the company’s Quarterly Report on Form 10-Q for the quarter ended March 30, 2008, and other filings with the Securities and Exchange Commission.  These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

To supplement the consolidated financial results prepared under GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude items related to stock-based compensation, amortization of intangible assets, impairment of acquisition-related intangibles, impairment of long-lived assets, fair value adjustments to deferred revenue, purchased in-process research and development expenses, write-off of unamortized debt issuance costs, and their related tax effects.  Management does not consider these charges in evaluating the core operational activities of SunPower.  Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate SunPower’s current performance.  Most analysts covering SunPower use the non-GAAP measures as well.  Given management’s use of these non-GAAP measures, SunPower believes these measures are important to investors in understanding SunPower’s current and future operating results as seen through the eyes of management.  In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in SunPower’s core business across different time periods.  These non-GAAP measures are not in accordance with or an alternative for GAAP financial data and may be different from non-GAAP measures used by other companies.

Fiscal Periods
SunPower operates on a fiscal calendar comprised of four thirteen-week quarters that end at midnight Pacific Time on the Sunday nearest the calendar quarter-end.

#           #           #
SunPower is a registered trademark of SunPower Corp. Cypress is a registered trademark of Cypress Semiconductor Corp.  All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

(Unaudited)

	Jun. 29,	Dec. 30,
	2008	2007

ASSETS

Cash and cash equivalents	$189,542	$285,214
Restricted cash	83,838	67,887
Investments	62,319	134,503
Accounts receivable, net	249,459	138,250
Costs and estimated earnings in excess of billings	50,784	39,136
Inventories	200,268	140,504
Deferred project costs	23,067	8,316
Prepaid expenses and other assets	116,686	65,084
Advances to suppliers	158,478	161,220
Property, plant and equipment, net	451,969	377,994
Goodwill and other intangible assets, net	241,553	235,630

Total assets	$1,827,963	$1,653,738

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$187,847	$119,869
Accrued and other liabilities	138,859	105,476
Convertible debt	425,000	425,000
Billings in excess of costs and estimated earnings	33,074	69,900
Customer advances	75,005	69,403

Total liabilities	859,785	789,648

Stockholders' equity	968,178	864,090

Total liabilities and stockholders' equity	$1,827,963	$1,653,738

SUNPOWER CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29,	Mar. 30,	Jul. 1,	Jun. 29,	Jul. 1,
	2008	2008	2007	2008	2007

Revenue
Systems	$270,593	$178,851	$104,037	$449,444	$182,532
Components	112,158	94,850	69,729	207,008	133,581
	382,751	273,701	173,766	656,452	316,113

Cost of systems revenue	209,137	143,213	91,518	352,350	153,984
Cost of components revenue	80,584	77,168	52,456	157,752	99,912
	289,721	220,381	143,974	510,102	253,896

Gross margin	93,030	53,320	29,792	146,350	62,217

Operating expenses:
Research and development	4,813	4,642	2,821	9,455	5,757
Selling, general and administrative	43,208	33,858	26,109	77,066	48,480
Purchased in-process research and development	—	—	—	—	9,575
Impairment of acquisition-related intangibles	—	—	14,068	—	14,068

Total operating expenses	48,021	38,500	42,998	86,521	77,880

Operating income (loss)	45,009	14,820	(13,206)	59,829	(15,663)

Interest and other income (expense), net	(1,362)	2,970	594	1,608	1,733

Income (loss) before income taxes	43,647	17,790	(12,612)	61,437	(13,930)

Income tax provision (benefit)	15,039	5,033	(7,267)	20,072	(9,825)

Net income (loss)	$28,608	$12,757	$(5,345)	$41,365	$(4,105)

Net income (loss) per share:
- Basic	$0.36	$0.16	$(0.07)	$0.52	$(0.06)
- Diluted	$0.34	$0.15	$(0.07)	$0.49	$(0.06)

Shares used in calculation of net income (loss) per share:
- Basic	79,412	78,965	75,123	79,188	74,428
- Diluted	84,036	83,661	75,123	83,848	74,428

(In thousands, except per share data)
	THREE MONTHS ENDED			SIX MONTHS ENDED		THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29,	Mar. 30,	Jul. 1,	Jun. 29,	Jul. 1,	Jun. 29,	Mar. 30,	Jul. 1,	Jun. 29,	Jul. 1,
	2008	2008	2007	2008	2007	2008	2008	2007	2008	2007
	(Presented on a GAAP Basis)					(Presented on a non-GAAP Basis)
Gross margin	$93,030	$53,320	$29,792	$146,350	$62,217	$101,066	$65,735	$39,986	$166,801	$81,563
Operating income (loss)	45,009	14,820	(13,206)	59,829	(15,663)	67,650	39,134	22,041	106,784	47,506
Net income (loss) per share:
-Basic	0.36	0.16	(0.07)	0.52	(0.06)	0.64	0.41	0.26	1.06	0.58
-Diluted	0.34	0.15	(0.07)	0.49	(0.06)	0.61	0.39	0.25	1.00	0.54

    About SunPower’s Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, SunPower uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude non-cash items related to stock-based compensation expenses, amortization of intangibles, impairment of acquisition-related intangibles, impairment of long-lived assets, fair value adjustments to deferred revenue, purchased in-process research and development expenses, write-off of unamortized debt issuance costs, and their related tax effects.  The non-GAAP adjustments included herein are primarily the result of our acquisition of SunPower Corporation, Systems or SP Systems (formerly known as PowerLight Corporation) on January 10, 2007. The specific non-GAAP measures listed below are gross margin, operating income and net income per share. Management believes that each of these non-GAAP measures (gross margin, operating income and net income per share) are useful to investors by enabling them to better assess changes in each of these key elements of SunPower's results of operations across different reporting periods on a consistent basis, independent of these non-cash items. Thus, each of these non-GAAP financial measures provides investors with another method for assessing SunPower's operating results in a manner that is focused on its ongoing core operating performance, absent the effects of purchase accounting, stock-based compensation charges, impairment of long-lived assets and write-off of unamortized debt issuance costs. Management also uses these non-GAAP measures internally to assess the business and financial performance of current and historical results, for strategic decision making, forecasting future results and evaluating the Company's current performance. Many of the analysts covering SunPower also use these non-GAAP measures in their analyses. These non-GAAP measures are not in accordance with or an alternative for GAAP financial data, the non-GAAP results should be reviewed together with the GAAP results and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

o  Non-GAAP gross margin. The use of this non-GAAP financial measure allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, amortization of intangibles, impairment of long-lived assets and fair value adjustments to deferred revenue. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of SunPower’s core businesses.

o  Non-GAAP operating income. The use of this non-GAAP financial measure allows management to evaluate the operating results of the Company's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, impairment of long-lived assets,  amortization of intangibles, impairment of acquisition-related intangibles, and all other purchase accounting charges. In addition, it is an important component of management's internal performance measurement process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents this non-GAAP financial measure to enable investors and analysts to understand the results of operations of the Company’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

o  Non-GAAP net income per share. Management presents this non-GAAP financial measure to enable investors and analysts to assess the Company's operating results and trends across different reporting periods on a consistent basis, independent of non-cash items including stock-based compensation expenses, impairment of long-lived assets, write-off of unamortized debt issuance costs, amortization of intangibles, impairment of acquisition-related intangibles, all other purchase accounting charges and the tax effects of these non-GAAP adjustments. In addition, investors and analysts can compare the Company's operating results on a more consistent basis against that of other companies in our industry.

    Non-Cash Items

o  Stock-based compensation. Stock-based compensation relates primarily to SunPower stock awards such as stock options and restricted stock. Stock-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are difficult to predict. As a result of this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that non-GAAP measures adjusted for stock-based compensation provide investors with a basis to measure the company’s core performance against the performance of other companies without the variability created by stock-based compensation.

o  Impairment of long-lived assets. SunPower incurred an impairment of long-lived assets in the first quarter of fiscal 2008, which relates to the discontinuation of our imaging detector product line and for the write-off of certain solar manufacturing equipment which became obsolete due to new processes. SunPower excluded this item because the expense is not reflective of its ongoing operating results in the period incurred. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of long-lived assets.

o  Write-off of unamortized debt issuance costs. The market price trigger condition was met for our senior convertible debentures in late December 2007, giving holders of the convertible debt the right to convert the convertible debt in the first quarter of fiscal 2008.  As a result, SunPower accelerated the amortization of deferred debt issuance costs. Excluding this non-cash charge provides investors with a basis to compare SunPower’s period-over-period operating results because the charge is not reflective of SunPower’s historical results or its expected future expenses after such costs were fully amortized on January 2, 2008.

o  Amortization of intangibles. SunPower incurs amortization of intangibles as a result of Cypress acquiring the company in November 2004, in which Cypress’ cost of purchased technology, patents, trademarks and a distribution agreement is reflected in our financial statements. In addition, SunPower incurs amortization of intangibles as a result of our acquisitions, which includes purchased technology such as existing technology, patents, brand names and trademarks. SunPower excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from prior acquisitions and have no direct correlation to the operation of SunPower’s core businesses.

o  Impairment of acquisition-related intangibles. SunPower incurred an impairment of acquisition-related intangibles in June 2007, which relates to the net book value of the PowerLight tradename being written off in its entirety as a result of the change in branding strategy. SunPower excluded this item because the expense is not reflective of its core operating performance after completion of its acquisition of SP Systems. Excluding this data provides investors with a basis to compare the company’s performance against the performance of other companies without non-cash expenses such as impairment of acquisition-related intangibles.

o  Purchase accounting charges. Purchase accounting charges as a result of prior acquisitions include: (1) amortization of intangibles, which includes purchased technology related to acquisitions such as existing technology, patents, brand names and trademarks; (2) fair value adjustments to deferred revenue, which is an acquisition-related adjustment that results in certain revenues never being recognized under GAAP by either the acquiring company or the company being acquired and (3) purchased in-process research and development expenses, which relates to projects in process as of the acquisition date that have not reached technological feasibility and are immediately expensed. These acquisition-related charges are not factored into management’s evaluation of potential acquisitions or its performance after completion of acquisitions, because they are not related to our core operating performance, and the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding this data provides investors with a basis to compare SunPower’s performance against the performance of other companies without the variability caused by purchase accounting.

o  Tax effect. This amount is used to present each of the amounts described above on an after-tax basis with the presentation of non-GAAP net income per share.

For more information on these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP results of operations measures to non-GAAP measures" set forth at the end of this release and which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(In thousands, except per share data)

STATEMENT OF OPERATIONS DATA:
	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29,	Mar. 30,	Jul. 1,	Jun. 29,	Jul. 1,
	2008	2008	2007	2008	2007

GAAP gross margin	$93,030	$53,320	$29,792	$146,350	$62,217
Fair value adjustment to deferred revenue	—	—	309	—	1,142
Amortization of intangible assets	2,907	3,212	6,687	6,119	12,756
Stock-based compensation expense	5,129	3,714	3,198	8,843	5,448
Impairment of long-lived assets	—	5,489	—	5,489	—
Non-GAAP gross margin	$101,066	$65,735	$39,986	$166,801	$81,563

GAAP operating income (loss)	$45,009	$14,820	$(13,206)	$59,829	$(15,663)
Fair value adjustment to deferred revenue	—	—	309	—	1,142
Amortization of intangible assets	4,034	4,317	7,640	8,351	14,551
Stock-based compensation expense	18,607	14,508	13,230	33,115	23,833
Purchased in-process research and development	—	—	—	—	9,575
Impairment of acquisition-related intangibles	—	—	14,068	—	14,068
Impairment of long-lived assets	—	5,489	—	5,489	—
Non-GAAP operating income	$67,650	$39,134	$22,041	$106,784	$47,506

NET INCOME (LOSS) PER SHARE:
	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 29,	Mar. 30,	Jul. 1,	Jun. 29,	Jul. 1,
	2008	2008	2007	2008	2007

Basic:
GAAP net income (loss) per share	$0.36	$0.16	$(0.07)	$0.52	$(0.06)
Reconciling items:
Stock-based compensation expense	0.23	0.18	0.18	0.42	0.33
Impairment of long-lived assets	—	0.07	—	0.07	—
Purchase accounting:
Fair value adjustment to deferred revenue	—	—	—	—	0.01
Amortization of intangible assets	0.05	0.06	0.10	0.11	0.19
Purchased in-process research and development	—	—	—	—	0.13
Impairment of acquisition-related intangibles	—	—	0.18	—	0.18
Write-off of unamortized debt issuance costs	—	0.01	—	0.01	—
Tax effect	—	(0.07)	(0.13)	(0.07)	(0.20)
Non-GAAP net income per share	$0.64	$0.41	$0.26	$1.06	$0.58

Diluted:
GAAP net income (loss) per share	$0.34	$0.15	$(0.07)	$0.49	$(0.06)
Reconciling items:
Stock-based compensation expenses	0.22	0.18	0.17	0.40	0.30
Impairment of long-lived assets	—	0.07	—	0.07	—
Purchase accounting:
Fair value adjustment to deferred revenue	—	—	—	—	0.01
Amortization of intangible assets	0.05	0.05	0.10	0.10	0.19
Purchased in-process research and development	—	—	—	—	0.12
Impairment of acquisition-related intangibles	—	—	0.18	—	0.18
Write-off of unamortized debt issuance costs	—	0.01	—	0.01	—
Tax effect	—	(0.07)	(0.13)	(0.07)	(0.20)
Non-GAAP net income per share	$0.61	$0.39	$0.25	$1.00	$0.54

Shares used in calculation of GAAP net income (loss) per share:
- Basic	79,412	78,965	75,123	79,188	74,428
- Diluted	84,036	83,661	75,123	83,848	74,428

Shares used in calculation of non-GAAP net income per share:
-Basic	79,412	78,965	75,123	79,188	74,428
-Diluted	84,036	83,661	79,843	83,848	79,485

The following supplemental data represents the individual charges and credits that are excluded from SunPower’s non-GAAP financial measures for each period presented in the Condensed Consolidated Statements of Operations contained herein.

	SUPPLEMENTAL DATA
	(In thousands)

	THREE MONTHS ENDED

	June 29, 2008
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$1,841	$1,066	$—	$1,127	$—	$—	$—
Stock-based compensation expense	2,239	2,890	972	12,506	—	—	—
Tax effect	—	—	—	—	—	—	(118)
	$4,080	$3,956	$972	$13,633	$—	$—	$(118)

	March 30, 2008
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$2,168	$1,044	$—	$1,105	$—	$—	$—
Stock-based compensation expense	2,511	1,203	811	9,983	—	—	—
Impairment of long-lived assets	1,343	4,146	—	—	—	—	—
Write-off of unamortized debt issuance costs	—	—	—	—	—	972	—
Tax effect	—	—	—	—	—	—	(5,483)
	$6,022	$6,393	$811	$11,088	$—	$972	$(5,483)

	July 1, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Fair value adjustment to deferred revenue	$309	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	5,564	1,123	—	953	—	—	—
Stock-based compensation expense	2,189	1,009	348	9,684	—	—	—
Impairment of acquisition-related intangibles	—	—	—	—	14,068	—	—
Tax effect	—	—	—	—	—	—	(10,091)
	$8,062	$2,132	$348	$10,637	$14,068	$—	$(10,091)

	SIX MONTHS ENDED

	June 29, 2008
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Amortization of intangible assets	$4,009	$2,110	$—	$2,232	$—	$—	$—
Stock-based compensation expense	4,750	4,093	1,783	22,489	—	—	—
Impairment of long-lived assets	1,343	4,146	—	—	—	—	—
Write-off of unamortized debt issuance costs	—	—	—	—	—	972	—
Tax effect	—	—	—	—	—	—	(5,601)
	$10,102	$10,349	$1,783	$24,721	$-	$972	$(5,601)

	July 1, 2007
	Gross Margin		Research and development	Selling, general and administrative	Other Acquisition Related Charges	Interest and other income, net	Income tax provision (benefit)
	Systems	Components
Fair value adjustment to deferred revenue	$1,142	$—	$—	$—	$—	$—	$—
Amortization of intangible assets	10,510	2,246	—	1,795	—	—	—
Stock-based compensation expense	4,186	1,262	848	17,537	—	—	—
Purchased in-process research and development	—	—	—	—	9,575	—	—
Impairment of acquisition-related intangibles	—	—	—	—	14,068	—	—
Tax effect	—	—	—	—	—	—	(15,975)
	$15,838	$3,508	$848	$19,332	$23,643	$—	$(15,975)